UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2025

Kellanova
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
412 N. Wells Street
Chicago, Illinois 60654
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange
0.500% Senior Notes due 2029	K 29	New York Stock Exchange
3.750% Senior Notes due 2034	K 34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2025, the Board of Directors (the "Board") of Kellanova (the “Company”) made compensation determinations with respect to the Company’s named executive officers, each as set forth below.

RSU Grants. The independent members of the Board approved the following grants of restricted stock units (“RSUs”) to named executive officers of the Company: 118,560 RSUs for Mr. Cahillane; 34,850 RSUs for Mr. Banati; 18,880 RSUs for Mr. Lawlor; and 18,880 RSUs for Mr. Kapoor. Awards are paid in shares when vesting requirements are met, except for amounts withheld by the Company for statutory withholding requirements. Dividend equivalents accrue and vest in accordance with the underlying RSU award. Subject to the terms and conditions of the grants, the RSUs vest on the third anniversary of the grant date. A copy of the form of RSU terms and conditions for the grants is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Form of Restricted Stock Unit Terms and Conditions
Exhibit 104 Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLANOVA

Date: February 27, 2025	/s/ Todd Haigh
	Name:	Todd Haigh
	Title:	Chief Legal Officer